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                                                                      EXHIBIT 12
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                                                STATEMENT RE: COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES


                           --------------------------------------------------------------------------------------------------------
                                                                                                                   (PRO FORMA)
                            THIRTY-SIX WEEKS ENDED                   YEAR ENDED DECEMBER 31,                    THIRTY-SIX WEEKS
                                                                                                                      ENDED
                           --------------------------------------------------------------------------------------------------------

                            9/8/2001     9/9/2000       2000        1999       1998        1997       1996     9/8/2001   9/9/2000
                           --------------------------------------------------------------------------------------------------------
                                                                      (Dollars in 000's)
EARNINGS
Pretax income
from continuing             $30,150       $54,193    $98,284     $79,745     $34,413     $60,656    $42,470     $38,827   $123,180
operations
Add:
   Fixed Charges              2,578         1,682      3,115       2,833       2,375       2,991      2,094      22,235     34,415
                           --------------------------------------------------------------------------------------------------------
                             32,728        55,875    101,399      82,578      47,788      63,647     44,564      61,062    157,595


FIXED CHARGES
Interest expense                505           241        341         716         937       2,076      1,764      18,818     29,683
Amortization of
deferred financing
costs                             -             -          -           -           -           -          -       1,344      1,958
Interest expense
component of rent
expense                       2,073         1,441      2,774       2,117       1,438         915        330       2,073      2,774
                           --------------------------------------------------------------------------------------------------------
                              2,578         1,682      3,115       2,833       2,375       2,991      2,094      22,235     34,415


RATIO OF
EARNINGS TO
FIXED CHARGES                 12.69x        33.22x     32.55x      29.15x      20.12x      21.28x     21.28x       2.75x      4.58x
                           ========================================================================================================
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